                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): October 15, 1998

                              HOLLYWOOD PARK, INC.
             (Exact Name of Registrant as Specified in its Charter)



         Delaware                    0-10619                    95-3667491
(State or Other Jurisdiction         (Commission              (IRS Employer
       of Incorporation)             File Number)           Identification No.)


1050 South Prairie Avenue, Inglewood, California                   90301
      (Address of Principal Executive Offices)                  (Zip Code)



       Registrant's telephone number, including area code: (310) 419-1500

Item 2.   Acquisition or Disposition of Assets.

     On October 15, 1998, pursuant to the Agreement and Plan of Merger dated as of February 19, 1998, by and among Hollywood Park, Inc. ("Hollywood Park"), HP Acquisition II, Inc., a wholly-owned subsidiary of Hollywood Park, and Casino Magic Corp. ("Casino Magic"), HP Acquisition II, Inc. was merged with and into Casino Magic (the "Merger"). As a result of the Merger, Casino Magic became a wholly-owned subsidiary of Hollywood Park and each share of Casino Magic common stock, par value $0.01 per share, was converted into the right to receive two dollars twenty-seven cents ($2.27) in cash.

Item 5.   Other Events.

     On October 14, 1998, the registrant executed an Amended and Restated Reducing Revolving Loan Agreement (the "Restatement") with the banks named therein, Societe Generale and Bank of Scotland (as Managing Agents), First National Bank of Commerce (as Co-Agent) and Bank of America National Trust and Savings Association (as Administrative Agent). A copy of the Restatement is included as Exhibit 10.1 hereto. Among other things, the Restatement amended the registrant's existing Reducing Revolving Loan Agreement with the banks so as to increase the registrant's available credit under the existing facility to $300,000,000, with an additional $75 million green shoe option which may be exercised by the registrant under circumstances set forth therein. On October 15, 1998, the registrant borrowed $225 Million under the facility, raising total borrowings thereunder to approximately $270 Million. Approximately $222 Million of the aforementioned $225 million was used to fund the Merger described in Item 2 above and the concurrent redemption and discharge of all of the outstanding 11.5% First Mortgage Notes due 2001 of Casino Magic Finance Corp., with the remainder to be used for general working capital.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     See Exhibit 99.1.

     (b) Pro Forma Financial Information.

     See Exhibit 99.2.

     (c) Exhibits.

     2 Agreement and Plan of Merger dated as of February 19, 1998, by and among Hollywood Park, Inc., HP Acquisition II, Inc. and Casino Magic Corp.*

     10.1 Amended and Restated Reducing Revolving Loan Agreement, dated as of October 14, 1998, among Hollywood Park, Inc., the banks named therein, Societe Generale and Bank of Scotland (as Managing Agents), First National Bank of Commerce (as Co-Agent) and Bank of America National Trust and Savings Association (as Administrative Agent).

     23.1 Consent of Arthur Andersen LLP, Independent Auditors

     99.1 Financial Statements of business acquired as required by Item 7(a)(1) of the Current Report on Form 8-K.

          A. Consolidated Financial Statements of Casino Magic Corp. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997 with report of Independent Auditors.

          B. Unaudited Consolidated Financial Statements of Casino Magic Corp. as of June 30, 1998 and for the six and three month periods ended June 30, 1997 and 1998.

     99.2 Pro Forma financial information required by Item 7(b)(1) of the Current Report on Form 8-K.

          A. Hollywood Park, Inc. and Subsidiaries Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1998.

          B. Hollywood Park, Inc. and Subsidiaries Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 and for the six month period ended June 30, 1998.

     * Incorporated by reference to the Company's Current Report on Form 8-K dated February 26, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HOLLYWOOD PARK, INC.




Date:  October 29, 1998            By: /s/ G. Michael Finnigan
                                       ---------------------------------------
                                       G. Michael Finnigan
                                       President, Sports and Entertainment,
                                       Executive Vice President, Treasurer and
                                       Chief Financial Officer

                                  Exhibit Index
                                  -------------

No.     Document
---     --------

2 Agreement and Plan of Merger dated as of February 19, 1998, by and among Hollywood Park, Inc., HP Acquisition II, Inc. and Casino Magic Corp.*

10.1 Amended and Restated Reducing Revolving Loan Agreement, dated as of October 14, 1998, among Hollywood Park, Inc., the banks named therein, Societe Generale and Bank of Scotland (as Managing Agents), First National Bank of Commerce (as Co-Agent) and Bank of America National Trust and Savings Association (as Administrative Agent).

23.1    Consent of Arthur Andersen LLP

99.1 Financial Statements of business acquired as required by Item 7(a)(1) of the Current Report on Form 8-K.

        A. Consolidated Financial Statements of Casino Magic Corp. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997 with report of Independent Auditors.

        B. Unaudited Consolidated Financial Statements of Casino Magic Corp. as of June 30, 1998 and for the six and three month periods ended
            June 30, 1997 and 1998.

99.2 Pro Forma financial information required by Item 7(b)(1) of the Current Report on Form 8-K.

        A. Hollywood Park, Inc. and Subsidiaries Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1998.

        B. Hollywood Park, Inc. and Subsidiaries Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 and for the six month period ended June 30, 1998.

------------------
* Incorporated by reference to the Company's Current Report on Form 8-K dated February 26, 1998.